Exhibit 99.7

Umami Sustainable Seafood Inc.

Unaudited Pro Forma Consolidated Statement of Operations

The following unaudited pro forma consolidated statement of operations of Umami Sustainable Seafood Inc. (“Umami”) for the fiscal year ended June 30, 2011 is based on the combination of the audited historical consolidated statement of operations of Umami for the fiscal year ended June 30, 2011 and the unaudited historical statement of operations of each of Baja Aqua Farms S.A. de C.V. (“Baja”) and Oceanic Enterprises, Inc. (“Oceanic”) after giving effect to (1) the purchase by Umami, on November 30, 2010, of substantially all of the outstanding shares of Baja and all of the outstanding shares of Oceanic, as if such transaction had occurred as of July 1, 2010 and (2) the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma consolidated statement of operations.

On July 20, 2010, prior to the completion of the acquisition of substantially all of the remaining outstanding shares of Baja and all of the remaining outstanding shares of Oceanic, which we refer to as the Stock Purchase, we acquired 33% of the outstanding shares of each of Baja (which holds the assets through which we conduct our Mexican operations) and Oceanic (an affiliated entity of Baja that provides it with support and management services). We acquired these 33% interests, together with the option to complete the Stock Purchase, for $8.0 million in cash, of which $4.9 million had been previously advanced by us to Baja. In connection with the completion of the Stock Purchase, we paid an additional $7.8 million in cash to the former owners of Baja and Oceanic and also issued them promissory notes in the aggregate principal amount of $2.2 million and 10.0 million shares of our common stock. Of the aggregate consideration paid for the acquisition of Baja and Oceanic, which was valued at $32.7 million, $32.9 million was allocated to the assets acquired from Baja and $(0.2) million was allocated to the assets acquired from Oceanic. The promissory notes issued in connection with the Stock Purchase were paid in full in December 2010.

For the period from July 20, 2010 until the completion of the Stock Purchase, we accounted for our interest in Baja and Oceanic using the equity method and recognized $0.6 million in income from investment in unconsolidated affiliates from our 33% interest in these entities. The unaudited pro forma consolidated statement of operations reflects the elimination of this income from investment in unconsolidated affiliates. Since the completion of the Stock Purchase, we have consolidated the operations of Baja and Oceanic in our financial statements.

In connection with consolidating the operations of Baja into our financial statements, we performed a valuation of the assets that we had acquired from Baja and determined that the fair market value of these assets exceeded the value that had been previously reflected on the financial statements of Baja. As a result of these fair value adjustments we determined that value of the net assets acquired from Baja exceeded the total consideration transferred in connection with their acquisition by $7.1 million and have reflected that amount as bargain purchase on business combination on our consolidated statement of operations.

The unaudited pro forma statement of operations does not reflect any operating efficiencies or potential cost savings that may result from the consolidation of operations, but does reflect certain adjustments that are directly attributable to the Stock Purchase that are expected to have a continuing impact on the combined results.

The unaudited pro forma consolidated statement of operations is based on final valuations of assets acquired and liabilities assumed, and the pro forma adjustments are based in part on estimates of the fair value of assets acquired and liabilities assumed.

The unaudited pro forma consolidated statement of operations is for informational purposes only. It is not intended to represent or be indicative of the results that would have been obtained had the Stock Purchase been completed on the assumed date or which may be realized in the future. The unaudited pro forma combined statement of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements, including the related notes thereto, of Umami, Baja and Oceanic covering these periods included in this Current Report on Form 8-K/A.

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UMAMI SUSTAINABLE SEAFOOD INC.

Pro Forma Consolidated Statement of Operations (Unaudited) For the Fiscal Year Ended 6/30/2011

	Fiscal Year Ended June 30, 2011
	Historical Umami Sustainable Seafood Inc.	Baja	Oceanic	Pro Forma Adjustments	Notes	Pro Forma Umami Sustainable Seafood Inc.
	(in thousands except per share data)
Net revenue	$57,049	$14,192	$1,000	$(1,000)	2(a)	$71,241
Cost of goods sold	(43,227)	(10,010)	-	(883)	2(b), (c)	(54,120)

Gross profit	13,822	4,182	1,000	(1,883)		17,121

Research and development	(600)	-	-	-		(600)
Selling, general and administrative expenses	(10,627)	(1,733)	(908)	1,019	2(d), (e), (f)	(12,249)
Other operating income	360	-	-	-		360

Operating income (loss)	2,955	2,449	92	(864)		4,632

Gain/(Loss) from foreign currency transactions	(1,321)	(116)	-	-		(1,437)
Loss on derivative stock warrants	(299)	-	-	-		(299)
Income from investment in unconsolidated affiliate	601	-	-	(601)	2(g)	-
Bargain purchase on business combinations	7,068	-	-	801	2(h)	7,869
Interest expense, net	(6,428)	(104)	(403)	-		(6,935)
Loss on asset disposition	-	-	1	-		1
Other income (expense)	-	(327)	(2)	-		(329)

Income (loss) before provision for income taxes	2,576	1,902	(312)	(664)		3,502

Income tax provision (benefit)	2,308	-	(41)			2,267

Net income (loss)	268	1,902	(271)	(664)		1,235

Add net losses attributable to the non-controlling interests	767	105	-	-		872
Net Income (loss) from continuing operations	$1,035	$2,007	$(271)	$(664)		$2,107

Basic income per share from continuing operations	$0.02					0.04

Shares used in calculating Basic income per share	54,262			4,167		58,429

Diluted income per share from continuing operations	$0.02					$0.04

Shares used in calculating Diluted income per share	54,449			4,167		58,616

(See accompanying Notes to Pro Forma Consolidated Statement of Operations, which are an integral part of this statement)

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NOTES

1. Basis of presentation

The unaudited pro forma consolidated statement of operations has been compiled in a manner consistent with the accounting policies adopted by Umami from underlying financial statements of Umami, Baja and Oceanic prepared in accordance with U.S. Generally Accepted Accounting Principles, or GAAP. The unaudited pro forma consolidated financial statement of operations is presented in USD, which is the functional currency of Umami, Baja and Oceanic. Baja’s books and records are maintained in Mexican Pesos and, for the purpose of this presentation, its results of operations have been translated into USD at a rate of USD1.00 for 12.63 Mexican Pesos, which represents the average exchange rate during the period from July 1, 2010 to November 30, 2010.

2. Pro Forma Adjustments (USD 000)

(a)	This adjustment represents the elimination of intercompany revenue of $1,000 related to a management services agreement between Baja and Oceanic whereby Oceanic charge Baja $200 per month as a management fee. This is picked up in the Oceanic accounts as Revenue and is charged in the Baja accounts as an increase in SG&A.

(b)	This adjustment represents an estimated increase in cost of goods sold of $775 related to the fair value adjustments to the inventory sold during the five- month period ended November 30, 2010.

(c)	This adjustment represents an increase in cost of goods sold of $108 related to depreciation of operational property, plant and equipment during the five months ended November 30, 2010 to reflect the acquisition occurring on July 1, 2010.

(d)	This adjustment represents a decrease in selling, general and administrative expenses of $43 related to the Stock Purchase.

(e)	This adjustment represents an estimated increase in selling, general and administrative expenses of $24 related to depreciation of non-operational property, plant and equipment during the five months ended November 30, 2010 to reflect the acquisition occurring on July 1, 2010.

(f)	This adjustment represents the elimination of intercompany revenue of $1,000 related to a management services agreement between Baja and Oceanic whereby Oceanic charge Baja $200 per month as a management fee. This is included as revenue in the Oceanic accounts and is charged in the Baja accounts as an increase in SG&A.

(g)	This adjustment represents the elimination of income from Umami’s 33% interest in Baja and Oceanic, which had been accounted for under the equity method and included in income from investment in unconsolidated affiliates during the period commencing on July 20, 2010 and ended on November 30, 2010.

(h)	This adjustment represents an estimated increase in bargain purchase on business combination of $801 related to the revaluation of inventory and property, plant and equipment assuming the Stock Purchase occurred on July 1, 2010. Associated with this adjustment is an estimated increase in deferred tax liability of $213 that does not appear on the pro forma consolidated statement of operations.

3. Umami common stock outstanding

The average number of shares (in thousands) used in the computation of pro forma basic and diluted income per share has been determined as follows:

Year ended
June 30, 2011
Weighted-average shares outstanding historical, basic	54,262
Shares issued to acquire Baja and Oceanic, assuming an issuance date of July 1, 2010	4,167
Pro forma weighted average shares outstanding, basic	58,429

Weighted-average shares outstanding historical, diluted	54,449
Shares issued to acquire Baja and Oceanic, assuming an issuance date of July 1, 2010	4,167
Pro forma weighted average shares outstanding, diluted	58,616

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